SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 30, 2000



                               APPLE SUITES, INC.
             (Exact name of registrant as specified in its charter)


     VIRGINIA                   000-30491                   54-1933472
     (State of                  (Commission                 (IRS Employer
     incorporation)             File Number)                Identification No.)


                  9 NORTH THIRD STREET
                  RICHMOND, VIRGINIA                        23219
                  (Address of principal                     (Zip Code)
                  executive offices)



               Registrant's telephone number, including area code:
                                 (804) 643-1761

                               APPLE SUITES, INC.

                                    FORM 8-K

                                      Index






Item 2.        Acquisition or Disposition of Assets

Item 7.        Financial Statements and Exhibits

         a.    Financial Statements

               Malvern, Pennsylvania Homewood Suites(R) by Hilton hotel
               Boulder, Colorado Homewood Suites(R) by Hilton hotel

1.       Property Financial Statements

               Independent Auditors' Report

               Combined Balance Sheets - December 31, 1999 and December 31, 1998

               Combined  Statements  of  Shareholders'   Equity -  Years  ended
               December 31, 1999 and December 31, 1998

               Combined Income Statements - Years ended December 31, 1999 and
               December 31, 1998

               Combined Statements of Cash Flows - Years ended December 31, 1999 and December 31, 1998

               Notes to the Combined Financial Statements - December 31, 1999 and
               December 31, 1998

                                                      *             *              *

               Combined Balance Sheet - March 31, 2000 (unaudited)

               Combined  Statement  of  Shareholders'  Equity - For the  Period
               January 1, 2000 through March 31, 2000 (unaudited)

               Combined  Income  Statement - For the  Period  January  1,  2000
               through March 31, 2000 (unaudited)






               Combined Statement of Cash Flows - For the Period January 1, 2000 through March 31, 2000 (unaudited)

               Notes  to the  Combined  Financial  Statements - For the  Period
               January 1, 2000 through March 31, 2000 (unaudited)

   2.      Pro Forma Financial Statements (unaudited)

           Apple Suites, Inc.

               Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2000

               Notes to Pro Forma Condensed Consolidated Balance Sheet

               Pro Forma Condensed Consolidated Statements of Operations for the Year Ended
                 December 31, 1999 and the Three Months Ended March 31, 2000

           Apple Suites Management, Inc.

               Pro Forma Condensed Consolidated Statements of Operations for the Year Ended
                 December 31, 1999 and the Three Months Ended March 31, 2000

               Notes to Pro Forma Condensed Consolidated Statements of Operations



b.       Exhibits

          4.1 Note dated June 30, 2000 in the principal amount of $11,163,750 made payable by Apple Suites, Inc. to the order of Promus Hotels, Inc.

          4.2 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement and Fixture Filing dated June 30, 2000 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Boulder, Colorado hotel.

          4.3 Leasehold and Subleasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated June 30, 2000 from Apple Suites, Inc., as Trustee for Apple Suites Pennsylvania Business Trust, and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Malvern, Pennsylvania hotel.

          4.4 Deed of Trust Modification Agreement dated June 30, 2000 among Apple Suites, Inc., Apple Suites Management, Inc., Promus
                 Hotels, Inc. and Lawyers Title Realty Services, Inc., pertaining to the Jackson, Mississippi hotel.

          4.5 Second Deed to Secure Debt Modification Agreement dated June 30, 2000, among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta - Peachtree hotel.

          4.6 Third Deed to Secure Debt Modification Agreement dated June 30, 2000, among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta - Galleria/Cumberland hotel.

          4.7 Second Mortgage Modification Agreement dated June 30, 2000 among Apple Suites, Inc., Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Detroit - Warren hotel.

          4.8 Second Deed of Trust Modification Agreement dated June 30, 2000, among Apple Suites, Inc., Apple Suites Management, Inc., Promus Hotels, Inc. and Lawyers Title Realty Services, Inc. pertaining to the Salt Lake City - Midvale hotel.

          4.9 Fourth Deed of Trust Modification Agreement dated June 30, 2000, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership, Apple Suites Services Limited Partnership and a named Trustee pertaining to the North Dallas - Plano hotel.

          4.10 Fourth Deed of Trust Modification Agreement dated June 30, 2000, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership, Apple Suites Services Limited Partnership and a named Trustee pertaining to the Dallas - Addison and Dallas - Irving/Las Colinas hotels.

          10.1 Indemnity dated June 30, 2000 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Boulder, Colorado hotel.

          10.2 Schedules 2.1(i), 3.1(a)-9 and 3.1(b)-9 to Master Hotel Lease Agreement dated September 20, 1999 between Apple Suites, Inc., (as lessor) and Apple Suites Management, Inc. (as lessee).

          10.3   Homewood  Suites License  Agreement dated June 30, 2000 between
                 Promus  Hotels,   Inc.  and  Apple  Suites   Management,   Inc.
                 pertaining to the Boulder, Colorado hotel.

          10.4 Management Agreement dated June 30, 2000 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Boulder, Colorado hotel.

          10.5 Letter dated June 30, 2000 among Apple Suites, Inc., Apple Suites Management, Inc., Hampton Inns, Inc., Promus Hotels Florida, Inc. and Promus Hotels, Inc. affirming certain letter agreements dated May 8, 2000.

          10.6 Comfort Letter dated June 30, 2000 among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Boulder, Colorado hotel.

          10.7 Negative Pledge Agreement dated June 30, 2000 between Apple Suites, Inc. and Promus Hotels, Inc.

          10.8 Promissory Note dated June 30, 2000 in the amount of $50,400 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. (Hotel Franchise Fees)

          10.9 Promissory Note dated June 30, 2000 in the amount of $11,200 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. (Hotel Supplies)

          10.10 Note dated July 1, 2000 in the principal amount of $80,000 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. with respect to the Boulder, Colorado hotel.

          24     Consent of Independent Auditors

ITEM 2.  Acquisition or Disposition of Assets

         We purchased an extended-stay hotel in Boulder, Colorado as of June 30, 2000. The hotel operates under a license granted by Homewood Suites(R) by Hilton. The purchase price was $14,885,000. We used the net proceeds from our offering of common shares to pay 25% of this total, or $3,721,250, at closing in cash. The balance of 75%, or $11,163,750, is being financed by the seller, Promus Hotels, Inc. This financing is described in more detail below.

Overview of Hotels

         Each of our hotels, including the Boulder hotel, is an extended-stay hotel, and is licensed to operate under a franchise with Homewood Suites(R) by Hilton. We believe that the majority of the guests at our hotels during the past 12 months have been business travelers. We expect this pattern to continue.

         Each suite consists of a bedroom and a living room, with an adjacent kitchen area. The basic suite is known as a "Homewood Suite," which generally has one double or king-size bed. Larger suites, known as "Master Suites" or "Extended Double Suites" are also available. These suites have larger rooms, with either one king-size bed or two smaller beds. The largest suites contain two separate bedrooms. Wheelchair-accessible suites are available at each hotel.

         The suites have many features and amenities in common. Most suites have ceiling fans and two color televisions (one in the bedroom and one in the living room). Some suites have fireplaces. Typical living room furniture includes a sofa (often a fold-out sleeper sofa), coffee table and work/dining table with chairs. Some living rooms contain a recliner and a videocassette player. The kitchens vary, but generally have a microwave, refrigerator, dishwasher, coffee maker and stove, together with basic cookware and utensils.

         The hotel are marketed, in part, through the web site for Homewood Suites(R) by Hilton (http://www.homewood-suites.com), which is generally available 24 hours a day, seven days a week, around the world. Reservations may be made directly through the web site. The reservation system and the web site are linked to, and cross-marketed with, the reservation systems and web sites for other hotel franchises that are owned and operated by Hilton Hotels Corporation. Such cross-marketing may affect occupancy at our hotels by directing travelers toward, or away from, Homewood Suites(R) by Hilton.

         Our hotels were actively conducting business at the time of purchase. We believe that the purchases were conducted without materially disrupting any daily hotel operations. During the past 12 months, the hotels have been covered with property and liability insurance, and we have arranged to continue such coverage. We believe our hotels are adequately covered by insurance.

Description of Boulder Hotel

         The Boulder hotel is located on a 3.0 acre site at 4950 Baseline Road, Boulder, Colorado 80303. The hotel is approximately three miles from downtown Boulder and 52 miles from the Denver International Airport.

         The hotel opened in January 1991. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of four buildings, each with three stories. The hotel contains 112 suites, which have a combined rentable area of 57,040 square feet. The following types of suites are available:

         Type of  Suite             Number Available    Square Feet per Suite
         --------------             ----------------    ---------------------

         Master Suite                      28                     560
         Homewood Suite                    76                     440
         Two-Bedroom Suite                  8                     990

         The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 114 spaces. The hotel provides complimentary shuttle service within a five mile radius.

         We believe that the hotel has been well maintained and is generally in very good condition. We plan to spend approximately $287,450 on renovations or improvements over the subsequent 12 months. We expect that the principal renovations and improvements will include interior painting and the replacement of exterior lights, carpet and kitchen flooring. We expect to pay for the costs of these renovations and improvements with the proceeds from our offering of common shares.

         During 2000 (through May), the average stay at the hotel has been approximately 3.2 nights, and approximately 49.6% of the guests have stayed for five nights or more. In general, occupancy at the hotel has historically not been significantly affected by seasonal variations. The following table shows average daily occupancy rates, expressed as a percentage, since 1995:

                  Average Daily Occupancy Rate (calendar year)

                                                         2000
         1995    1996    1997    1998     1999        through May
         ----    ----    ----    ----     ----        -----------

         79.7%   80.3%   80.4%   79.8%    77.5%          74.9%

         During 2000 (through May), the average daily rate per suite has been $115.32, and the average daily net revenue per suite has been $86.38. As with our other properties, revenue from the hotel, including lease revenue that is paid to us under the master hotel lease agreement for the hotel, will be used to pay interest due under our promissory notes payable to Promus Hotels, Inc.

Our goal is to use the proceeds of our offering of common shares to make principal payments. There can be no assurance, however, the proceeds of the offering will be sufficient for this purpose, and in that case alternative financing would be required.

         The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

            Length of Stay
            (number of nights)     Homewood      Master           Two Bedroom
            ------------------     --------      ------           -----------

               1  to  4              $159        $169               $235
               5  to 11               144         154                225
               12 to 29               144         154                225
               30 or more             124         134                225

         The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by approximately 30%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. We estimate that, through May 2000, approximately 70% of the hotel's guests received a corporate discount.

         The chief corporate accounts (as designated in the hotel's records) include: IBM, Micro Motion, Dieterich Standard, Printrak, SCC, Valleylab, NCAR/UCAR, Ball Aerospace, Sybase, Sun Microsystems, US West, Xilinx, and Storagetek. During 2000 (through May), the 10 largest corporate accounts were responsible for approximately 37% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

         The table below shows the average effective annual rental per square foot since 1995:

                                                                         2000
         1995       1996         1997          1998        1999     (annualized)
         ----       ----         ----          ----        ----     ------------

        $55.80     $62.25       $65.26        $66.84      $63.64      $68.94

         The depreciable real property component of the hotel has a currently estimated Federal tax basis of $11,461,450 and will be depreciated by us using the straight-line method over a life of 39 years (or less, as permitted by the Internal Revenue Code). The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

         The following table summarizes the hotel's real estate tax information for 2000:

            Tax                      Assessed       Tax Rate         Amount
            Jurisdiction               Value       (per $1000)       of Tax
            ------------               -----       -----------       ------

            County of Boulder       $2,500,590       75.767       $189,462.20

         We estimate that the annual tax for 2000 on the expected improvements will be approximately $11,000 or less.

         At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Of these competing hotels, one is newer than the hotel. The newer competing hotel has a franchise with Marriott. The other competing hotels have franchises with Courtyard by Marriott, Residence Inn by Marriott and Regal (with the fourth hotel being a local, unfranchised property). We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are not aware of any ongoing or proposed construction for nearby extended-stay hotels.

         We are not aware of any material adverse factors relating to the Boulder hotel not set forth in this report that would cause the financial information in this report not to be necessarily indicative of future operating results.

         We paid a real estate commission on this purchase to Apple Suites Realty Group, Inc., as our real estate broker. This corporation is owned by Glade M. Knight, who is our president and chief executive officer. The total amount of the real estate commission was $297,700, which equals 2% of the total purchase price.

Hotel Supplies, Franchise Fees and Working Capital

         We have provided Apple Suites Management, Inc. with funds for the purchase of certain hotel supplies (such as sheets, towels and so forth) for the Boulder hotel. Apple Suites Management, Inc. is obligated to repay us under a promissory note made in the principal amount of $11,200. This promissory note provides for an annual interest rate of nine percent (9%), which would increase to twelve percent (12%) if a default occurs, and for repayment in monthly installments, consisting of principal and interest on an amortized basis, beginning on August 1, 2000. The maturity date is July 1, 2005.

         We have also provided Apple Suites Management, Inc. with funds for the payment of hotel franchise fees to Promus Hotels, Inc. Apple Suites Management, Inc. is obligated to repay us under a promissory note made in the principal amount of $50,400. This promissory note is substantially similar to the one described above, but has a maturity date of July 1, 2010.

         We have advanced a total of $1,040,000 to the lessees of the hotels under the master hotel lease agreements (Apple Suites Management, Inc. or its subsidiary). The purpose of this action is to assist the lessees in satisfying working capital account requirements that have been established by Promus Hotels, Inc., as licensor with respect to our 13 hotels. At one time, the lessees contemplated funding the working capital requirements with rental income from the hotels. It was determined, however, that an advance from us would be more administratively convenient.

         The total advance was based on an allocation of $80,000 per hotel. The advance with respect to the Boulder hotel was made as of July 1, 2000. To evidence the repayment obligation of the lessees, we have received 13 substantially identical promissory notes, each of which relates to a particular hotel and is made in the principal amount of $80,000. Each note provides for an annual interest rate of 9% and for repayment in monthly installments of principal and interest, on an amortized basis, over a 10-year period.

Description of Financing

         As indicated above, Promus Hotels, Inc. is financing 75% of the purchase price for the Boulder hotel. This financing is substantially similar to the financing provided by Promus Hotels, Inc. when we purchased our other hotels. The amounts we owe to Promus Hotels, Inc. are evidenced by the following promissory notes:

                                  Original
              Month of           Principal       Annual Rate        Date of
          Promissory Note          Amount        of Interest       Maturity
          ---------------        ---------       -----------       --------

         September 1999         $26,625,000         8.5%        October 1, 2000
         October 1999           $ 7,350,000         8.5%        October 1, 2000
         November 1999          $30,210,000         8.5%        December 1, 2000
         December 1999          $ 4,384,500         8.5%        January 1, 2001
         May 2000               $11,616,750         8.5%        April 28, 2001
         June 2000              $11,163,750         8.5%        April 28, 2001
                                 ----------

                      TOTAL     $91,350,000
                                 ==========


         These promissory notes are substantially similar, and each of them provides for the following:

         o monthly interest payments, based on the actual number of days per month
         o our delivery of monthly notices to specify the net equity proceeds from our offering
         o our right to prepay the notes, in whole or in part, without premium or penalty
         o a late payment premium of four percent for any payment not made within 10 days of its due date

         Revenue from the hotels will be used to pay interest under the promissory notes. This revenue will include lease payments made to us by Apple Suites Management, Inc. (or a subsidiary) under the master hotel lease agreements for our hotels.

Deeds of Trust and Related Documents

         Each of our hotels, including the Boulder hotel, is encumbered. In general, the encumbrances consist of a mortgage on the hotel building and its underlying real property, a security interest in any personal property and an assignment of hotel rents and revenues, all in favor of Promus Hotels, Inc. (As described above, Promus Hotels, Inc. provided financing for our hotel purchases).

         These encumbrances are created by substantially similar documents having a variety of names, many of which depend on state law. For simplicity, we will refer to each of these documents as a "deed of trust." At each closing on a purchase with respect to a hotel or group of hotels, we further encumbered our other hotels with additional deeds of trust or with negative pledges. These additional encumbrances are designed to provide additional security for the promissory notes.

         Each deed of trust corresponds to one of the promissory notes we made to Promus Hotels, Inc., and secures the payment of principal and interest under that promissory note. The encumbrance created by a particular deed of trust will terminate when its corresponding promissory note is paid in full. Other encumbrances created by additional deeds of trust or by negative pledges will remain in effect until the promissory notes to which they correspond are also paid in full.

         We are subject to various requirements under the deeds of trust. For instance, we must maintain adequate insurance on the hotels and we must not grant any further encumbrances, or make any further assignments of rents or leases, with respect to the hotels, except as permitted by Promus Hotels, Inc.

         Each deed of trust contains a substantially similar definition of events of default. In each case, the events of default include (without limitation) any default that occurs under any of the promissory notes or under another deed of trust, and any sale of the secured property without the prior consent of Promus Hotels, Inc. Upon any event of default, various remedies are available to Promus Hotels, Inc. Those remedies include, for example (a) declaring the entire principal balance under the promissory notes, and all accrued and unpaid interest, to be due and payable immediately; (b) taking possession of the secured property, including the hotels; and (c) collecting hotel rents and revenues, or foreclosing on the hotels, to satisfy unpaid amounts under the promissory notes. Each deed of trust requires us to pay any costs that may be incurred in exercising such remedies.

         Negative pledges apply to the three hotels in Florida, Maryland and Virginia. The negative pledges prohibit any transfer or further encumbrance of the hotels, in whole or in part, without the prior written consent of Promus Hotels, Inc. The negative pledges will terminate when our promissory notes to Promus Hotels, Inc. are paid in full.

Master Hotel Lease Agreement

         We have leased the Boulder hotel to Apple Suites Management, Inc. The master hotel lease agreement dated as of September 20, 1999 contains a schedule that has been updated to include the Boulder hotel as one of the leased properties.

         The agreement provides for an initial term of 10 years. Apple Suites Management, Inc. has the option to extend the lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. The master hotel lease agreement provides that Apple Suites Management, Inc. will pay an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Each type of rent is explained below.

         Annual base rent is payable in advance in equal monthly installments. Beginning in 2001, the base rent will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The annual base rent for the Boulder hotel is currently $774,052.

         Percentage rent is payable quarterly. Percentage rent depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below). Beginning in 2001, the suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Suite revenue breakpoints have been determined for the first quarter of each year during the initial term of the master hotel lease agreement. The suite revenue breakpoints for subsequent quarters are determined by multiplying the first quarter values by two, three or four, respectively. The suite revenue breakpoints for the third and fourth quarters of 2000 are $281,754 and $560,412, respectively. The following table shows the suite revenue breakpoints for the first quarter of subsequent years, before any adjustment due to the Consumer Price Index:

                 Suite Revenue Breakpoints for the First Quarter



   2001      2002       2003       2004       2005       2006       2007      2008      2009
   ----      ----       ----       ----       ----       ----       ----      ----      ----

$251,566   $259,306   $270,917   $278,658   $286,398   $294,139   $301,879  $309,620  $317,360


         Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus
(b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date.

         The sundry rent is payable quarterly and equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

Other Agreements

         The Boulder hotel is subject to a license agreement and a management agreement with Promus Hotels, Inc. We have entered into an environmental indemnity agreement with Promus Hotels, Inc., as well as a comfort letter agreement regarding the lease with Apple Suites Management, Inc. and certain other issues. These agreements are substantially similar to agreements that exist with respect to our other hotels.

ITEM 7.a.1

                                      L.P. MARTIN & COMPANY
                                   A PROFESSIONAL CORPORATION
            MEMBERS               CERTIFIED PUBLIC ACCOUNTANTS                  MEMBERS
        VIRGINIA SOCIETY OF            4132 INNSLAKE DRIVE               AMERICAN INSTITUTE OF
 CERTIFIED PUBLIC ACCOUNTANTS      GLEN ALLEN, VIRGINIA 23060        CERTIFIED PUBLIC ACCOUNTANTS

 LEE P. MARTIN, JR., C.P.A.           PHONE: (804) 345-2626              ROBERT C. JOHNSON, C.P.A.
 WILLIAM L. GRAHAM, C.P.A.             FAX: (804) 346-9311         LEE P. MARTIN, C.P.A. (1948-76)
 BERNARD G. KINZIE, C.P.A.
 W. BARCLAY BRADSHAW, C.P.A.


                         INDEPENDENT AUDITORS' REPORT


Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying combined balance sheets of the Homewood Suites Acquisition Hotels (described in Note 1) as of December 31, 1999 and 1998, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Homewood Suites Acquisition Hotels as of December 31, 1999 and 1998, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/ L.P. Martin & Co, P.C.

Richmond, Virginia
May 31, 2000

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS




                                                          DECEMBER 31, 1999   DECEMBER 31, 1998
                                                         ------------------- ------------------
 ASSETS
 CURRENT ASSETS
  Cash .................................................    $    231,297        $    142,363
  Accounts Receivable, Net .............................         207,653             157,754
  Prepaids and Other ...................................          85,403              15,751
                                                            ------------        ------------
    Total Current Assets ...............................         524,353             315,868
                                                            ------------        ------------
 INVESTMENT IN HOTEL PROPERTIES
  Land and Improvements ................................       1,911,918           1,911,918
  Buildings and Improvements ...........................      13,078,590          13,078,407
  Furniture, Fixtures and Equipment ....................       4,362,527           4,091,364
                                                            ------------        ------------
    Total ..............................................      19,353,035          19,081,689
  Less: Accumulated Depreciation .......................      (4,170,565)         (3,473,189)
                                                            ------------        ------------
    Net Investment in Hotel Properties .................      15,182,470          15,608,500
                                                            ------------        ------------
    Total Assets .......................................    $ 15,706,823        $ 15,924,368
                                                            ============        ============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
  Accounts Payable .....................................    $     17,104        $     44,353
  Accrued Taxes ........................................         277,595             358,676
  Accrued Expenses - Other .............................         105,781             109,590
                                                            ------------        ------------
    Total Current Liabilities ..........................         400,480             512,619
                                                            ------------        ------------
 SHAREHOLDERS' EQUITY
  Contributed Capital ..................................       2,364,469           5,303,463
  Retained Earnings ....................................      12,941,874          10,108,286
                                                            ------------        ------------
    Total Shareholders' Equity .........................      15,306,343          15,411,749
                                                            ------------        ------------
    Total Liabilities and Shareholders' Equity .........    $ 15,706,823        $ 15,924,368
                                                            ============        ============


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY




                                                                                TOTAL
                                           CONTRIBUTED        RETAINED      SHAREHOLDERS'
                                             CAPITAL          EARNINGS         EQUITY
                                         ---------------   -------------   --------------
 Balances, January 1, 1998 ...........    $  6,640,591     $ 7,475,355      $ 14,115,946
 Net Income ..........................              --       2,632,931         2,632,931
 Capital Distributions, Net ..........      (1,337,128)             --        (1,337,128)
                                          ------------     -----------      ------------
 Balances, December 31, 1998 .........       5,303,463      10,108,286        15,411,749
 Net Income ..........................              --       2,833,588         2,833,588
 Capital Distributions, Net ..........      (2,938,994)             --        (2,938,994)
                                          ------------     -----------      ------------
 Balances, December 31, 1999 .........    $  2,364,469     $12,941,874      $ 15,306,343
                                          ============     ===========      ============

                          COMBINED INCOME STATEMENTS




                                                                             YEARS ENDED DECEMBER 31,
                                                                            ---------------------------
                                                                                 1999          1998
                                                                            ------------- -------------
 GROSS OPERATING REVENUE
  Suite Revenue ...........................................................  $7,419,101    $7,173,338
  Other Customer Revenue ..................................................     398,812       437,197
                                                                             ----------    ----------
    Total Revenue .........................................................   7,817,913     7,610,535
                                                                             ----------    ----------
 EXPENSES
  Property and Operating ..................................................   2,491,119     2,400,823
  General and Administrative ..............................................     105,719        95,694
  Advertising and Promotion ...............................................     328,070       325,398
  Utilities ...............................................................     270,080       291,153
  Real Estate and Personal Property Taxes, and Property Insurance .........     444,162       338,054
  Land Rent ...............................................................     100,000       100,000
  Depreciation Expense ....................................................     714,411     1,003,928
  Franchise and Management Fees ...........................................     530,764       286,933
  Pre-Opening Expenses ....................................................          --       135,621
                                                                             ----------    ----------
    Total Expenses ........................................................   4,984,325     4,977,604
                                                                             ----------    ----------
    Net Income ............................................................  $2,833,588    $2,632,931
                                                                             ==========    ==========


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS




                                                           YEARS ENDED DECEMBER 31,
                                                        -------------------------------
                                                              1999            1998
                                                        --------------- ---------------
 CASH FLOWS FROM (TO) OPERATING ACTIVITIES
  Net Income ..........................................  $  2,833,588    $  2,632,931
                                                         ------------    ------------
  Adjustments to reconcile net income to net cash
    Provided by operating activities:
    Depreciation ......................................       714,411       1,003,928
    Change In:
     Accounts receivable ..............................       (49,899)        (96,807)
     Prepaids and other current assets ................       (69,652)        (15,751)
     Accounts payable .................................       (27,249)       (491,258)
     Accrued taxes ....................................       (81,081)        158,299
     Accrued expenses - other .........................        (3,809)         46,124
                                                         ------------    ------------
 Net adjustments ......................................       482,721         604,535
                                                         ------------    ------------
       Net cash flows from operating activities .......     3,316,309       3,237,466
                                                         ------------    ------------
 CASH FLOWS TO FINANCING ACTIVITIES
  Capital distributions, net ..........................    (3,227,375)     (3,139,575)
                                                         ------------    ------------
    Net increase in cash ..............................        88,934          97,891
    Cash, beginning of year ...........................       142,363          44,472
                                                         ------------    ------------
    Cash, end of year .................................  $    231,297    $    142,363
                                                         ============    ============


SUPPLEMENTAL DISCLOSURES:

NONCASH FINANCING AND INVESTING ACTIVITIES

     Year Ended December 31, 1999

     Investments in hotel properties in the amount of $288,381 were financed with capital contributions.

     Year Ended December 31, 1998

     Investments in hotel properties in the amount of $1,802,447 were financed with capital contributions.

     Construction in progress in the amount of $7,510,072 was reclassified to investment in hotel properties.

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1999 AND 1998


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:




 PROPERTY                             HOTEL LOCATION       DATE OPENED    # OF SUITES
 ------------------------------  ----------------------- --------------- ------------
      Boulder                       Boulder, Colorado    January, 1991       112
      Philadelphia/Great Valley   Malvern, Pennsylvania  January, 1998       123


     Economic conditions in the localities in which the individual hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels were owned and managed by affiliates of Promus Hotels, Inc. (the Owner) through November 30, 1999. Promus Hotels, Inc. and the affiliated entities owning the Hotels were acquired by Hilton Hotels Corporation effective November 30, 1999. Hilton Hotels Corporation has managed the Hotels since that date. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner sold the Philadelphia/Great Valley Hotel to an affiliate of Apple Suites, Inc. on May 8, 2000 and has a contract pending to sell the Boulder Hotel property to an affiliate of Apple Suites, Inc. Apple Suites, Inc., is a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.


NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation through August 1999 has been recorded straight-line using the following lives:




                                                      LIFE
                                                  ------------
     Land Improvements ..........................  5-12 Years
     Buildings and Improvements ................. 15-35 Years
     Furniture, Fixtures and Equipment ..........  3-10 Years


     Major renewals, betterments and improvements are capitalized, while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND 1998 - (CONTINUED)
NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

properties under construction. At the point construction is completed and the Hotels are ready to be placed in service, the costs are reclassified to investment in Hotel properties for financial statement presentation.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. During 1999, the Owner identified the Philadelphia/Great Valley and Boulder Hotel properties as held for disposal. In accordance with Statement of Financial Accounting Standards number 121, management discontinued depreciating the assets at this time. Accordingly, the 1999 income statement includes only eight months depreciation. Sales proceeds received from the sale of the Philadelphia/Great Valley property on May 8, 2000 and anticipated sales proceeds for the pending sale of the Boulder Hotel property both exceed the net carrying values of the properties reflected in these financial statements.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-Opening Expenses -- Pre-opening expenses represent operating expenses incurred prior to initial opening of the hotels. In 1998, pre-opening expenses of $135,621 were expensed as incurred for the Philadelphia/Great Valley hotel.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.


NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the years ended December 31, 1999 and 1998, the following owner related fees were expensed.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND 1998 - (CONTINUED)
NOTE 3 -- RELATED PARTY TRANSACTIONS - (CONTINUED)


                                                                            TOTAL EXPENSE
                                                                       -----------------------
 FEE TYPE                                  BASIS FOR DETERMINATION        1999         1998
 ------------------------------------   ----------------------------   ----------   ----------
 Accounting Fees ....................   $1,000 per hotel per month      $ 24,000     $ 24,000
 Corporate Advertising,
  Training and Reservations .........   4% of Net Suite Revenue         $296,764     $286,934
 Franchise Fees .....................   4% of Net Suite Revenue         $296,764     $286,933
 Management Fees ....................   3% of Total Revenue             $234,000     $     --

     The acquisition cost of the properties and related furnishings and equipment was financed by the Owner. The Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy. Interest capitalized and included in the cost basis of the hotels totaled $242,065 in 1998.

     On   most   property   and   equipment   purchases,  excluding  base  hotel
construction contracts, the following fees paid to the Owner have been capitalized:

       Purchase Fee -- 3.0% to 4.0% of Asset Cost
       Project Management Fee -- 4.0% to 4.5% of labor portion of capitalized asset costs


     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with 1999 and 1998 intercompany/intracompany transfers being reflected as net capital distributions.


NOTE 4 -- LAND LEASE

     The land on which the Philadelphia/ Great Valley hotel is located is leased. The lease is for a 30 year term beginning May 1, 1997 and includes three 10 year renewal options. Scheduled rent is $100,000 annually, payable in monthly installments. Rent can be increased but not decreased, every 5 years by the CPI change, not to exceed 15%.

     Below are scheduled minimum lease payments for each of the next 5 years.




   2000 .................    $100,000
   2001 .................     100,000
   2002 .................     100,000
   2003 .................     100,000
   2004 .................     100,000
                             --------
                             $500,000
                             ========


                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1999 AND 1998 - (CONTINUED)

NOTE 4 -- LAND LEASE - (CONTINUED)

     Rent expense for each of the years ended December 31, totaled $100,000.


NOTE 5 -- CONCENTRATIONS OF CREDIT RISK

     At December 31, 1999, financial instruments that subject the Company to concentrations of credit risk consist of cash deposits in a single financial institution which exceed maximum amounts insurable by FDIC by $52,977.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                      COMBINED BALANCE SHEET (UNAUDITED)




                                                          MARCH 31, 2000
                                                         ---------------
 ASSETS
 CURRENT ASSETS
  Cash .................................................  $    154,617
  Accounts receivable, net .............................       334,193
  Prepaids and other ...................................        37,509
                                                          ------------
    Total current assets ...............................       526,319
                                                          ------------
 INVESTMENT IN HOTEL PROPERTIES
  Land and improvements ................................     1,911,918
  Buildings and Improvements ...........................    13,078,590
  Furniture, fixtures and equipment ....................     4,362,527
                                                          ------------
    Total ..............................................    19,353,035
  Less: Accumulated depreciation .......................    (4,170,565)
                                                          ------------
    Net investment in hotel properties .................    15,182,470
                                                          ------------
    Total assets .......................................  $ 15,708,789
                                                          ============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
  Accounts payable .....................................  $      1,679
  Accrued taxes ........................................       223,311
  Accrued expenses -- Other ............................       101,583
                                                          ------------
    Total current liabilities ..........................       326,573
                                                          ------------
 SHAREHOLDERS' EQUITY
 Contributed capital ...................................     1,595,274
  Retained earnings ....................................    13,786,942
                                                          ------------
    Total Shareholders' Equity .........................    15,382,216
                                                          ------------
    Total Liabilities and Shareholders' Equity .........  $ 15,708,789
                                                          ============


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
       FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED)




                                                                              TOTAL
                                         CONTRIBUTED       RETAINED       SHAREHOLDERS'
                                           CAPITAL         EARNINGS          EQUITY
                                        -------------   --------------   --------------
 Balances, January 1, 2000 ..........    $2,364,469      $12,941,874      $15,306,343
 Net Income .........................            --          845,068          845,068
 Capital Distributions, Net .........      (769,195)              --         (769,195)
                                         ----------      -----------      -----------
 Balances, March 31, 2000 ...........    $1,595,274      $13,786,942      $15,382,216
                                         ==========      ===========      ===========

                           COMBINED INCOME STATEMENT

       FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED)




 GROSS OPERATING REVENUE
  Suite Revenue ...........................................................    $1,841,936
  Other Customer Revenue ..................................................        93,150
                                                                               ----------
    Total Revenue .........................................................     1,935,086
                                                                               ----------
 EXPENSES
  Property and Operating ..................................................       633,274
  General and Administrative ..............................................        33,287
  Advertising and Promotion ...............................................        82,781
  Utilities ...............................................................        65,361
  Real Estate and Personal Property Taxes, and Property Insurance .........       118,585
  Land Rent ...............................................................        25,000
  Franchise and Management Fees ...........................................       131,730
                                                                               ----------
    Total Expenses ........................................................     1,090,018
                                                                               ----------
    Net Income ............................................................    $  845,068
                                                                               ==========


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENT OF CASH FLOWS
       FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED)




 CASH FLOWS FROM (TO) OPERATING ACTIVITIES
  Net Income ......................................................................    $  845,068
                                                                                       ----------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Change in:
     Accounts receivable ..........................................................      (126,540)
     Prepaids and other current assets ............................................        47,894
     Accounts payable .............................................................       (15,425)
     Accrued taxes ................................................................       (54,284)
     Accrued expenses - other .....................................................        (4,198)
                                                                                       ----------
 Net Adjustments ..................................................................      (152,553)
                                                                                       ----------
     Net cash flows from operating activities .....................................       692,515
 CASH FLOWS TO FINANCING ACTIVITIES:
  Net equity distributions ........................................................      (769,195)
                                                                                       ----------
     Net decrease in cash .........................................................       (76,680)
     Cash, January 1, 2000 ........................................................       231,297
                                                                                       ----------
     Cash, March 31, 2000 .........................................................    $  154,617
                                                                                       ==========


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
       FOR THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED)


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:




 PROPERTY                              HOTEL LOCATION       DATE OPENED    # OF SUITES
 -------------------------------- ----------------------- --------------- ------------
      Boulder                        Boulder, Colorado    January, 1991       112
      Philadelphia/Great Valley    Malvern, Pennsylvania  January, 1998       123


     Economic conditions in the localities in which the individual hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by Hilton Hotels Corporation (the Owner) throughout the financial statement period. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner sold the Philadelphia/Great Valley Hotel to an affiliate of Apple Suites, Inc. on May 8, 2000 and has a contract pending to sell the Boulder Hotel property to an affiliate of Apple Suites, Inc. Apple Suites, Inc. is a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.


NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation through August, 1999 has been recorded straight-line using the following lives:





                                                     LIFE
                                                 ------------
    Land Improvements ..........................  5-12 Years
    Buildings and Improvements ................. 15-35 Years
    Furniture, Fixtures and Equipment ..........  3-10 Years


                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR  THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED) - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     Major   renewals,  betterments  and  improvements  are  capitalized,  while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. During 1999, the Owner identified the Philadelphia/Great Valley and Boulder Hotel properties as held for disposal. In accordance with Statement of Financial Accounting Standards number 121, management discontinued depreciating the assets at this time. Accordingly, the January 1, 2000 through March 31, 2000 income statement does not include depreciation expense. Sales proceeds received from the sale of the Philadelphia/Great Valley property on May 8, 2000 and anticipated sales proceeds for the pending sale of the Boulder Hotel property both exceed the net carrying values of the properties reflected in these financial statements.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR THE  PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED) - (CONTINUED)


NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 2000 through March 31, 2000, the following Owner related fees were expensed.




 FEE TYPE                             BASIS FOR DETERMINATION      TOTAL EXPENSE
 -------------------------------   ----------------------------   --------------
 Accounting Fees ...............   $1,000 per hotel per month         $ 6,000
 Corporate Advertising, Training
  and Reservations .............   4% of net suite revenue             73,677
 Franchise Fees ................   4% of net suite revenue             73,677
 Management Fees ...............   3% of net suite revenue             58,053

     The acquisition cost of the properties and related furnishings and equipment was financed by the Owner. The Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy.

     On   most   property   and   equipment   purchases,  excluding  base  hotel
construction contracts, the following fees paid to Hilton Hotels Corporation have been capitalized:


       Purchase Fee -- 4% of Asset Cost
       Project Management Fee -- 4.0 % to 4.5% of labor portion of capitalized asset costs

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with intercompany/intracompany transfers being reflected as net capital distributions.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR  THE PERIOD JANUARY 1, 2000 THROUGH MARCH 31, 2000 (UNAUDITED) - (CONTINUED)


NOTE 4 -- LAND LEASE

     The land on which the Philadelphia/Great Valley hotel is located is leased. The lease is for a 30 year term beginning May 1, 1997 and includes three 10 year renewal options. Scheduled rent is $100,000 annually, payable in monthly installments. Rent can be increased but not decreased, every 5 years by the CPI change, not be exceed 15%.

     Below are scheduled minimum lease payments for each of the next 5 years.




   2000 .................    $100,000
   2001 .................     100,000
   2002 .................     100,000
   2003 .................     100,000
   2004 .................     100,000
                             --------
                             $500,000
                             ========


     Rent expense for the period January 1, 2000 through March 31, 2000 totaled $25,000.

ITEM 7.a.2

                              APPLE SUITES, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                BALANCE SHEET AS OF MARCH 31, 2000 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Suites, Inc. (the "Company") is presented as if the acquisition of the Homewood Suites -- Malvern, PA hotel on May 8, 2000 and the acquisition of the Homewood Suites -- Boulder, CO hotel on June 30, 2000 from Promus Hotels, Inc. or its affiliates ("Promus"), which is now a wholly-owned subsidiary of Hilton Hotels Corporation, had occurred on March 31, 2000. See Note A for individual hotel details. Such information is based in part upon the historical Consolidated Balance Sheet of the Company as of March 31, 2000. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 2000, nor does it purport to represent the future financial position of the Company.




                                                                                       HOMEWOOD
                                                                                        SUITES
                                                                HISTORICAL            ACQUISITION
                                                                  BALANCE               (A IV)                TOTAL
                                                                   SHEET              ADJUSTMENTS           PRO FORMA
                                                             ----------------   ----------------------   ---------------
 ASSETS
  Investment in hotel properties .........................     $ 93,450,963         $  30,981,480 (A)     $124,432,443
  Cash and cash equivalents ..............................        3,781,922            (2,772,886)(D)        1,009,036
  Restricted cash ........................................          696,869                    --              696,869
  Rent receivable from Apple Suites Management, Inc. .....        2,641,141                    --            2,641,141
  Notes and other receivable from Apple Suites
    Management, Inc. .....................................          694,766                    --              694,766
  Capital improvement reserve ............................          753,927                    --              753,927
  Prepaid expenses .......................................          263,781                    --              263,781
  Other assets ...........................................          531,470                    --              531,470
                                                               ------------         -------------         ------------
    Total Assets .........................................     $102,814,839         $  28,208,594         $131,023,433
                                                               ============         =============         ============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 LIABILITIES
  Notes payable-secured ..................................     $ 68,569,500         $  22,780,500 (B)     $ 91,350,000
  Accounts payable .......................................          161,258                    --              161,258
  Accounts payable-affiliate .............................          531,285                    --              531,285
  Distributions payable ..................................               --                    --                   --
  Accrued expenses .......................................          554,977                    --              554,977
                                                               ------------         -------------         ------------
    Total Liabilities ....................................       69,817,020            22,780,500           92,597,520
 SHAREHOLDERS' EQUITY
  Common stock, no par value, authorized 200,000,000
    shares; issued and outstanding 3,922,923 shares ......       32,985,016             5,428,094 (C)       38,413,110
  Class B convertible stock, no par value, authorized
    240,000 shares; issued and outstanding 240,000 shares.           24,000                    --               24,000
  Distributions greater than net income ..................          (11,197)                   --              (11,197)
                                                               ------------         -------------         ------------
    Total Shareholders' Equity ...........................       32,997,819             5,428,094           38,425,913
                                                               ------------         -------------         ------------
    Total Liabilities and Shareholders' Equity ...........     $102,814,839         $  28,208,594         $131,023,433
                                                               ============         =============         ============


NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(A) Increase represents the purchase of 2 hotels, including the 2% acquisition fee payable to Apple Suites Realty Group, Inc. The hotels acquired are as follows:





                                                     DATE
                                                   COMMENCED
                       PROPERTY                   OPERATIONS
      ----------------------------------------- --------------
 IV   Homewood Suites -- Malvern, PA .......... January 1998
 IV   Homewood Suites -- Boulder, CO .......... January 1991
 --------------------------------------------------------------




                                         2%
           DATE        PURCHASE     ACQUISITION                      DEBT
         ACQUIRED        PRICE          FEE           TOTAL        INCURRED
      ------------- -------------- ------------- -------------- --------------
 IV   May 8, 2000    15,489,000     309,780       15,798,780     11,616,750
 IV   June 30, 2000  14,885,000     297,700       15,182,700     11,163,750
 ------------------------------------------------------------------------------

         Total      $30,374,000    $607,480      $30,981,480    $22,780,500

(B) Represents the debt incurred at acquisition. The notes bear interest of 8.5% per annum. The maturity date for the one note in the amount of $11,616,750 is May, 2001, the maturity date for the second note in the amount of $11,163,750 will be one year from the date of purchase.

(C) Increase to common stock to reflect the net proceeds from the sale of 606,491 common shares from the Company's continuous offering, issued subsequent to March 31, 2000.

(D) Reflects the use of cash on hand to purchase the hotels.

                              APPLE SUITES, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
               THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company are presented as if the acquisition and pending acquisition of the Homewood Suites hotels from Promus Hotels, Inc. or its affiliates ("Promus"), which is now a wholly-owned subsidiary of Hilton Hotels Corporation, had occurred at the beginning of the periods presented for the respective periods prior to acquisition by the Company, and all of the hotels had been leased to Apple Suites Management, Inc. or its subsidiary (the
"Lessee") pursuant to the master hotel lease agreements. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company, the Pro Forma Statements of Operations of the Lessee and the historical Statements of Operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods. The lease agreements between the Company and the Lessee were based on economic conditions existing at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful.

     The  Company's  historical  Statement  of  Operations  for  the  year ended
December 31, 1999 reflect only four months of operations, as the first four hotels were purchased on September 1, 1999.


FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

                                         HISTORICAL
                                        STATEMENT OF
                                         OPERATIONS
                                       --------------
 Revenue:
  Lease revenue ......................  $ 2,518,031
  Interest income and other
   revenue ...........................      169,086
 Expenses:
  Taxes, insurance and other .........      426,592
  General and administrative .........      153,807
  Depreciation of real estate
   owned .............................      496,209
  Interest ...........................    1,245,044
  Rent expense .......................           --
                                        -----------
 Total expenses ......................    2,321,652
                                        -----------
 Net income ..........................  $   365,465
                                        ===========
 Earnings per common share:
 Basic and Diluted ...................  $      0.14
                                        ===========
 Basic and diluted weighted average
  common shares outstanding ..........    2,648,196
                                        ===========


                                                                    PRO FORMA ADJUSTMENTS
                                       -------------------------------------------------------------------------------
                                             HOMEWOOD            HOMEWOOD            HOMEWOOD            HOMEWOOD
                                              SUITES              SUITES              SUITES              SUITES
                                           ACQUISITION         ACQUISITION         ACQUISITION         ACQUISITION
                                              (A I)               (A II)             (A III)              (A IV)
                                       ------------------- ------------------- ------------------- -------------------
 Revenue:
  Lease revenue ......................    $  4,162,371(B)     $  5,480,272(B)     $  1,035,841(B)     $  3,487,608(B)
  Interest income and other
   revenue ...........................              --                  --                  --                  --
 Expenses:
  Taxes, insurance and other .........         822,599(C)          647,225(C)           93,884(C)          444,162(C)
  General and administrative .........         247,028(D)          251,015(D)          230,037(D)          246,594(D)
  Depreciation of real estate
   owned .............................         656,623(E)          821,580(E)          140,664(E)          688,654(E)
  Interest ...........................       1,977,313(F)        2,353,863(F)          372,683(F)        1,936,343(F)
  Rent expense .......................              --                  --                  --             100,000(H)
                                          ------------        ------------        ------------        ------------
 Total expenses ......................       3,703,563           4,073,683             837,268           3,415,753
                                          ------------        ------------        ------------        ------------
 Net income ..........................         458,808           1,406,589             198,573              71,855
                                          ============        ============        ============        ============
 Earnings per common share:
 Basic and Diluted ...................
 Basic and diluted weighted average
  common shares outstanding ..........              --(G)          604,857(G)          176,360(G)          916,311(G)

                                             TOTAL
                                           PRO FORMA
                                       ----------------
 Revenue:
  Lease revenue ......................   $ 16,684,123
  Interest income and other
   revenue ...........................        169,086
 Expenses:
  Taxes, insurance and other .........      2,434,462
  General and administrative .........      1,128,481
  Depreciation of real estate
   owned .............................      2,803,730
  Interest ...........................      7,885,246
  Rent expense .......................        100,000
                                         ------------
 Total expenses ......................     14,351,919
                                         ------------
 Net income ..........................      2,501,290
                                         ============
 Earnings per common share:
 Basic and Diluted ...................   $       0.58
                                         ============
 Basic and diluted weighted average
  common shares outstanding ..........      4,345,724
                                         ============

                              APPLE SUITES, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)


FOR THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)




                                                                  PRO FORMA ADJUSTMENTS
                                                                 ----------------------
                                                                        HOMEWOOD
                                                  HISTORICAL             SUITES
                                                 STATEMENT OF          ACQUISITION             TOTAL
                                                  OPERATIONS             (A IV)              PRO FORMA
                                                --------------   ----------------------   ---------------
 Revenue:
  Lease revenue .............................    $ 3,406,678         $   861,236 (B)        $ 4,267,914
  Interest income and other revenue .........         48,007             (19,919) (I)            28,088
 Expenses:
  Taxes, insurance and other ................        691,575             118,585 (C)            810,160
  General and administrative ................        254,736               5,126 (D)            259,862
  Depreciation of real estate owned .........        549,201             244,159 (E)            793,360
  Interest ..................................      1,453,110             484,086 (F)          1,937,196
  Rent expense ..............................             --              25,000 (H)             25,000
                                                 -----------         -----------            -----------
 Total expenses .............................      2,948,622             876,956              3,825,578
 Net income .................................    $   506,063             (35,639)           $   470,424
                                                 ===========         ===========            ===========
 Earnings per common share:
 Basic and Diluted ..........................    $      0.14                                $      0.11
                                                 ===========                                ===========
 Basic and diluted weighted average common
  shares outstanding ........................      3,607,458             738,266 (G)          4,345,724
                                                 ===========         ===========            ===========

APPLE SUITES, INC.


NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at the beginning of the periods presented for the respective periods prior to acquisition by the Company. See below.




                                                      DATE COMMENCED         DATE
                          PROPERTY                      OPERATIONS         ACQUIRED
       --------------------------------------------- ---------------- ------------------
 I     Homewood Suites -- Dallas, TX ...............      1990        September 1, 1999
 I     Homewood Suites -- Las Colinas, TX ..........      1990        September 1, 1999
 I     Homewood Suites -- Plano, TX ................      1997        September 1, 1999
 I     Homewood Suites -- Richmond, VA .............    May 1998      September 1, 1999
 I     Homewood Suites -- Atlanta, GA ..............      1990         October 1, 1999
 ---------------------------------------------------------------------------------------

II    Homewood Suites -- Clearwater, FL ...........  February 1998    November 24, 1999
 II    Homewood Suites -- Salt Lake, UT ............      1996        November 24, 1999
 II    Homewood Suites -- Atlanta, GA ..............      1990        November 24, 1999
 II    Homewood Suites -- Detroit, MI ..............      1990        November 24, 1999
 II    Homewood Suites -- Baltimore, MD ............   March 1998     November 24, 1999
 ---------------------------------------------------------------------------------------

 III   Homewood Suites -- Jackson, MS ..............  February 1997   December 22, 1999
 ---------------------------------------------------------------------------------------

 IV    Homewood Suites -- Malvern, PA ..............  January 1998       May 8, 2000
 IV    Homewood Suites -- Boulder, CO ..............  January 1991      June 30, 2000

(B) Represents lease payment from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the master hotel lease agreement to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement.

(C) Represents historical real estate and personal property taxes and insurance which will be paid by the Company pursuant to the master hotel lease agreement. Such amounts are the historical amounts paid by the respective hotels.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company (for the year ended December 31, 1999 and the three months ended March 31, 2000) plus and anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company (for the year ended December 31, 1999).

(E) Represents the depreciation on the hotels acquired based on the purchase price, excluding amounts allocated to land, of $37,450,320 for the first acquisition group, $34,954,481 for the second acquisition group, $5,485,886 for the third acquisition group, and $30,500,611 for the fourth acquisition group for the period of time not owned by the Company. The weighted average life of the depreciable assets was 39 years. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

(F) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.5% on mortgage debt that was incurred at acquisition of $33,975,000 for the first acquisition group, $30,210,000 for the second acquisition group, $4,384,500 for the third acquisition group, and $22,780,500 for the fourth acquisition group.

(G) Represents additional common shares assuming the properties were acquired at the beginning of the periods presented with the net proceeds from the "best efforts" offering of $9 per share (net $8.06 per share) for the first $15,000,000 and $10 per share (net $8.95 per share) for the remainder.

(H) Represents rent expense on the land lease at the Malvern, PA hotel. The Company accounts for the land lease as a operating lease.

(I) Represents reduction in interest income associated with the $1.6 million of cash used to purchase hotels at an interest rate of 5%.

                         APPLE SUITES MANAGEMENT, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
             AND THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Suites Management, Inc. (the "Lessee") are presented as if the hotels purchased or to be purchased from Promus Hotels, Inc. or its affiliates ("Promus"), which is now a wholly-owned subsidiary of Hilton Hotels Corporation, had been leased from Apple Suites, Inc. (the "Company") pursuant to the master hotel lease agreements from the beginning of periods presented for the respective periods prior to acquisition by the Company. Further, the results of operations reflect the Management Agreement and License Agreement entered into between Promus and the Lessee or an affiliate to operate the acquired hotels. The lease agreements between the Company and the Lessee were based on economic conditions existing at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful. Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Lessee and the Homewood Suites Hotels and should be read in conjunction with such financials statement. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations of the Lessee would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods.

FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)




                                                         HOMEWOOD       HOMEWOOD
                                         HISTORICAL       SUITES         SUITES
                                        STATEMENT OF   ACQUISITIONS   ACQUISITIONS
                                         OPERATIONS        (A I)         (A II)
                                       -------------- -------------- --------------
 Revenues:
  Suite revenue ......................   $5,335,925     $9,818,797    $12,082,374
  Other income .......................      335,150        560,096        709,240
 Expenses:
  Operating expenses .................    1,656,540      3,794,204      4,870,096
  General and administrative .........      494,377        250,317        300,399

  Advertising and promotion ..........      472,787        438,985        580,564

  Utilities ..........................      199,907        354,113        551,359
  Taxes and insurance ................           --        822,599        647,225
  Depreciation expense ...............           --      1,783,021      2,217,128
  Franchise fees .....................      213,437        392,757        483,295

  Management fees ....................      226,136        311,275        383,599

  Rent expense-Apple Suites, Inc.         2,518,031             --             --
  Other ..............................       30,964             --             --
                                         ----------     ----------    -----------
 Total expenses ......................    5,812,179      8,147,271     10,033,665
 Income before income tax ............     (141,104)     2,231,622      2,757,949
 Income tax expense ..................           --             --             --
                                         ----------     ----------    -----------
 Net income ..........................   $ (141,104)    $2,231,622    $ 2,757,949
                                         ==========     ==========    ===========


                                          HOMEWOOD      HOMEWOOD
                                           SUITES        SUITES
                                        ACQUISITION   ACQUISITION         PRO FORMA             TOTAL
                                          (A III)        (A IV)          ADJUSTMENTS          PRO FORMA
                                       ------------- ------------- ----------------------- --------------
 Revenues:
  Suite revenue ......................  $2,230,952    $7,419,101                   --       $36,887,149
  Other income .......................     168,438       398,812                   --         2,171,736
 Expenses:
  Operating expenses .................     954,102     2,491,119                   --        13,766,061
  General and administrative .........      77,381       105,719      $      (131,000)(B)
                                                                               50,000 (C)     1,147,193
  Advertising and promotion ..........     112,902       328,070           (1,262,049)(D)
                                                                            1,262,049 (E)     1,933,308
  Utilities ..........................      75,639       270,079                   --         1,451,097
  Taxes and insurance ................      93,884       444,161           (2,007,869) (F)           --
  Depreciation expense ...............     426,986       714,411           (5,141,546)(G)            --
  Franchise fees .....................      89,238       296,764           (1,262,049)(H)
                                                                            1,262,049 (I)     1,475,491
  Management fees ....................      71,982       234,000           (1,000,856)(J)
                                                                            1,467,512 (K)     1,693,648
  Rent expense-Apple Suites, Inc.               --            --           14,166,092 (L)    16,684,123
  Other ..............................          --       100,000             (100,000)(M)        30,964
                                        ----------    ----------      ---------------       -----------
 Total expenses ......................   1,902,114     4,984,323            7,302,333        38,181,885
 Income before income tax ............     497,276     2,833,590           (7,302,333)          877,000
 Income tax expense ..................          --            --              350,800 (N)       350,800
                                        ----------    ----------      ---------------       -----------
 Net income ..........................  $  497,276    $2,833,590      $    (7,653,133)      $   526,200
                                        ==========    ==========      ===============       ===========

                         APPLE SUITES MANAGEMENT, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)


FOR THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)




                                                                  HOMEWOOD
                                                HISTORICAL         SUITES
                                               STATEMENT OF     ACQUISITION         PRO FORMA           TOTAL
                                                OPERATIONS         (A IV)          ADJUSTMENTS        PRO FORMA
                                              --------------   -------------   ------------------   -------------
 Revenues:
  Suite revenue ...........................     $7,682,355      $1,841,936                 --        $9,524,291
  Other income ............................        420,816          93,150                 --           513,966
 Expenses:
  Operating expenses ......................      2,295,392         633,274                 --         2,928,666
  General and administrative ..............        670,943          33,287        $    (6,000)(B)
                                                                                       12,500 (C)       710,730
  Advertising and promotion ...............        662,647          82,781            (73,677)(D)
                                                                                       73,677 (E)       745,428
  Utilities ...............................        283,263          65,361                 --           348,624
  Taxes and insurance .....................             --         118,585           (118,585)(F)            --
  Franchise fees ..........................        307,294          73,677            (73,677)(H)
                                                                                       73,677 (I)       380,971
  Management fees .........................        322,766          58,053            (58,053)(J)
                                                                                       83,403 (K)       406,169
  Rent expense-Apple Suites, Inc. .........      3,406,678              --            861,236 (L)     4,267,914
  Interest expense ........................         15,275              --                 --            15,275
  Other ...................................         96,212          25,000            (25,000)(M)        96,212
                                                ----------      ----------        -----------        ----------
 Total expenses ...........................      8,060,470       1,090,018            749,501         9,899,989
 Income before income tax .................         42,701         845,068           (749,501)          138,268
 Income tax expense .......................             --              --             55,307 (N)        55,307
                                                ----------      ----------        -----------        ----------
 Net income ...............................     $   42,701      $  845,068        $  (804,808)       $   82,961
                                                ==========      ==========        ===========        ==========

APPLE SUITES MANAGEMENT, INC.


NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were leased and operated by the Lessee at the beginning of the periods presented for the respective periods prior to acquisition by the Company. See below.





                                                      DATE COMMENCED         DATE
                          PROPERTY                      OPERATIONS         ACQUIRED
       --------------------------------------------- ---------------- ------------------
 I     Homewood Suites -- Dallas, TX ...............      1990        September 1, 1999
 I     Homewood Suites -- Las Colinas, TX ..........      1990        September 1, 1999
 I     Homewood Suites -- Plano, TX ................      1997        September 1, 1999
 I     Homewood Suites -- Richmond. VA .............    May 1998      September 1, 1999
 I     Homewood Suites -- Atlanta, GA ..............      1990         October 1, 1999
 --------------------------------------------------------------------------------

 II    Homewood Suites -- Clearwater, FL ...........  February 1998   November 24, 1999
 II    Homewood Suites -- Salt Lake, UT ............      1996        November 24, 1999
 II    Homewood Suites -- Atlanta, GA ..............      1990        November 24, 1999
 II    Homewood Suites -- Detroit, MI ..............      1990        November 24, 1999
 II    Homewood Suites -- Baltimore, MD ............   March 1998     November 24, 1999
 --------------------------------------------------------------------------------

 III   Homewood Suites -- Jackson, MS ..............  February 1997   December 22, 1999
 --------------------------------------------------------------------------------

 IV    Homewood Suites -- Malvern, PA ..............  January 1998      May 8, 2000
 IV    Homewood Suites -- Boulder, CO ..............  January 1991     June 30, 2000

(B) Represents the elimination of the historical accounting fee allocated to the hotels by the prior owner.
(C) Represents the addition of the anticipated legal and accounting and other expenses to operate as a stand alone company.
(D) Represents the elimination of the historical advertising, training and reservation fee allocated to the hotels by the prior owner.
(E) Represents the addition of the marketing fee to be incurred under the new license agreements. The marketing fee is calculated based on the terms of the license agreements which is 4% of suite revenue.
(F) Represents the elimination of the taxes and insurance. Under the terms of the lease these expenses will be incurred by the Company and, accordingly, are reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.
(G) Represents the elimination of the depreciation expense. This expense will be reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.
(H) Represents the elimination of the historical franchise fee allocated to the hotels by the prior owner.
(I) Represents the addition of franchise fees to be incurred under the new license agreements. The franchise fees are calculated based on the terms of the agreement , which is 4% of suite revenue.
(J) Represents the elimination of the historical management fees allocated to the hotels by the prior owner.
(K) Represents the addition of the management fees of 4% of suite and other revenue and the accounting fee $1,000 per hotel per month to be incurred under the new management agreements for the period presented.
(L) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the Percentage Leases to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement.
(M) Represents the elimination of rent expense for the land lease. The rent expense related to the land lease will be reflected on the Company's Pro Forma Condensed Consolidated Statement of Operations.
(N) Represents the combined state and federal income tax expense estimated on a combined rate of 40%.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Apple Suites, Inc.


Date: July 17, 2000                        By:  /s/ Glade M. Knight
                                                --------------------------------
                                                Glade M. Knight,
                                                Chief Executive Officer
                                                of Apple Suites, Inc.